UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 27, 2013
Date of Report

March 12, 2013
(Date of earliest event reported)

ENERGY EDGE TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

New Jersey	8711	52-2439239
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Route 22 East, Suite 2000, Bridgewater, New Jersey 08807
(Address of principal executive offices, including zip code)

(888) 729-5722 x100
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS.

On March 12, 2013, Mr. Harold Kestenbaum resigned as a director of the registrant.  Mr. Kestenbaum’s resignation was not due to any disagreement with the registrant on any matter relating to the registrant’s operations, policies or practices.  That same day, the Board of Directors of the registrant appointed Mr. James Boyd, the Chief Executive Officer of the registrant, to replace Mr. Kestenbaum on the Board of Directors.

Mr. Boyd, age 57, is the former President and Chief Executive Officer of Back Yard Burgers, Inc., based out of Nashville, Tennessee.  Prior to Back Yard Burgers, Mr. Boyd served in numerous capacities including President of Quizno’s Canada; Quizno’s Vice President of Area Director Development, United States; Senior Vice President for Kmart Restaurant Operations in the United States, Puerto Rico and Guam; Popeye’s franchisee and Chief Operating Officer of Popeye’s Corporate.  Mr. Boyd has also worked with Goldman Sachs UIG/Merchant Banking Group as part of an exclusive alliance to identify, perform due diligence and assist in negotiating terms for the purchase of food service companies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 27, 2013

ENERGY EDGE TECHNOLOGIES CORPORATION
By:	/s/ James Boyd
Name:	James Boyd
Title:	Chief Executive Officer